PayPal PAYPAL HOLDINGS, INC. (NASDAQ: PYPL)

Second Quarter 2021 Results

San Jose, California, July 28, 2021

Q2'21: TPV reaches $311 billion with more than 400 million active accounts

- Total Payment Volume (TPV) of $311 billion, growing 40%, and 36% on an FX-neutral basis (FXN); net revenue of $6.24 billion, growing 19%, and 17% on an FXN basis
- GAAP EPS of $1.00 compared to $1.29 in Q2'20, and non-GAAP EPS of $1.15 compared to $1.07 in Q2'20
- 11.4 million Net New Active Accounts (NNAs) added; ended the quarter with 403 million active accounts

FY'21: Raising TPV and reaffirming full year revenue outlook

- TPV growth now expected to be in the range of ~33%-35% at current spot rates and on an FXN basis; net revenue expected to grow ~20% at current spot rates and ~18.5% on an FXN basis, to ~$25.75 billion
- GAAP EPS expected to be ~$3.49 compared to $3.54 in FY'20; non-GAAP EPS expected to grow ~21% to ~$4.70
- 52-55 million NNAs expected to be added in FY'21

Q2'21 Highlights

	GAAP		Non-GAAP	
	USD $	YoY Change	USD $	YoY Change
Net Revenues	$6.24B	17%*	$6.24B	17%*
Operating Income	$1.13B	19%	$1.65B	11%
EPS	$1.00	(23%)	$1.15	8%

* On an FXN basis; on a spot basis net revenues grew 19%

"On the heels of a record year, we continued to drive strong results in the second quarter, reflecting some of the best performance in our history. Our platform now supports 403 million active accounts, with an annualized TPV run rate of approximately $1.25 trillion. Clearly PayPal has evolved into an essential service in the emerging digital economy."

Dan Schulman
President and CEO

Q2 2021 Results 2

Key Operating and Financial Metrics

Net New Active Accounts


(47%)
21.3M
11.4M
Q2'20
Q2'21

Total Payment Volume


+36%[1]
$222B
$311B
Q2'20
Q2'21

Net Revenues


+17%[1]
$5.26B
$6.24B
Q2'20
Q2'21

GAAP[2] / Non-GAAP EPS[3]


GAAP
(23%)
$1.29
$1.00
Q2'20
Q2'21
Non-GAAP
+8%
$1.07
$1.15
Q2'20
Q2'21

Operating Cash Flow[4] / Free Cash Flow[3,4]


Operating Cash Flow
(26%)
$1.77B
$1.31B
Q2'20
Q2'21
Free Cash Flow
(33%)
$1.58B
$1.06B
Q2'20
Q2'21

1. On an FXN basis; on a spot basis TPV grew 40% and net revenues grew 19% 2. Net unrealized gains on PayPal's strategic investment portfolio favorably impacted EPS by $0.20 in Q2'21, compared to a favorable impact of $0.58 in Q2'20 3. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section titled "Non-GAAP Measures of Financial Performance" and the subsequent tables at the end of this press release 4. Reflects the impact of reclassification as described in our Form 8-K filed with the Securities and Exchange Commission ("SEC") on February 3, 2021

Financial Highlights

Q2'21: Another quarter of strong revenue growth

- Net revenue of $6.24 billion, growing 19%, and 17% on an FXN basis
- GAAP operating margin of 18.1%, flat to the prior year period; non-GAAP operating margin of 26.5%, declining 171 basis points
- GAAP EPS of $1.00, down 23%; non-GAAP EPS of $1.15, up 8%
  - GAAP and non-GAAP EPS include an approximate $0.11 benefit from the release of credit reserves compared to an approximate $0.07 negative impact from increased credit provisioning in Q2'20
  - GAAP EPS also includes a net unrealized gain of $0.20 on PayPal's strategic investment portfolio compared to a $0.58 net unrealized gain in Q2'20

"

PayPal sits at the intersection of transformative secular tailwinds and is uniquely positioned to address the massive opportunity in digital payments. We are reporting another strong quarter — indicative of the strength, diversification, and breadth of our two-sided platform."

John Rainey

CFO and EVP
Global Customer Operations

Q2 2021 Results 3

Operating Highlights

Q2'21: Total active accounts surpass 400 million

- 11.4 million NNAs added, bringing total active accounts to 403 million, up 16%
- 4.7 billion payment transactions, up 27%
- $311 billion in TPV, up 40% on a spot basis, and 36% FXN
  - Merchant Services volume grew 48% on a spot basis, and 43% FXN, representing 96% of TPV
  - eBay Marketplaces volume declined (37%) on a spot basis, and (41%) FXN, representing 4% of TPV, compared to 9% in the prior year period
  - Venmo processed approximately $58 billion in TPV, growing 58%
- 43.5 payment transactions per active account on a trailing twelve months basis, growing 11%

Balance Sheet and Liquidity

Strong balance sheet and cash flow

- Cash, cash equivalents, and investments totaled $19.4 billion as of June 30, 2021
- Debt totaled $8.9 billion as of the end of the second quarter
- Generated cash flow from operations of $1.31 billion, declining 26%, and free cash flow of $1.06 billion, declining 33%
- In Q2'21, PayPal repurchased approximately 765,000 shares of common stock, returning $200 million to stockholders

Strategic Initiatives and Business Updates

Delivering new experiences and advancing the merchant value proposition

- Launched PayPal Zettle in the U.S., a digital point-of-sale solution enabling small businesses to seamlessly sell across in-person and online channels
- Expanded 'Buy Now, Pay Later' offerings in key international markets, launching Pay in 4 in Australia and announcing the upcoming expansion of pay later options in Germany, including more flexible repayment periods
- Buy, sell, hold cryptocurrency experiences fully ramped to Venmo users following initial April launch
- Acquired Chargehound and Happy Returns, which enhance PayPal's merchant value proposition by adding capabilities related to chargeback automation and returns solutions
- In 2021, PayPal has provided access to ~$1 billion in loans through the U.S. Small Business Administration's Paycheck Protection Program (PPP) to ~43,000 small businesses, with an average loan size of ~$22,700



"When I ramped up Brooklyn Pasta Lab at the start of the pandemic, nobody wanted to be in contact with anybody. I considered how we were going to accept payments, and automatically thought of Venmo because it was something I was already using with my friends. 90 percent of our payments now come through Venmo, and my Business Profile has helped new customers discover Brooklyn Pasta Lab through their friends' Venmo feeds."

Michael Pini
Founder, Brooklyn Pasta Lab
Brooklyn, NY

brooklyn
pasta
lab


venmo

Q2 2021 Results 4

Recent Acquisitions

Happy Returns

Comprehensive return solutions provider, including software and in-person return bars, which extends PayPal's commerce platform beyond discovery and payments to the post-purchase experience



Chargehound

Dispute management platform that automates the chargeback response process for merchants and will expand PayPal's initiative to externalize its fraud and risk capabilities in a Risk-As-A-Service product portfolio

Curv

A leading provider of cloud-based infrastructure for digital asset security, which accelerates and expands PayPal's initiatives to support cryptocurrencies and digital assets

Q2'21 Financial and Operating Highlights

	Presented in millions, except per share data and percentages	Q2 2021	Q2 2020	YoY Growth		FXN YoY Growth
	Total Payment Volume (TPV)	$310,992	$221,731	$89,261	40%	36%
GAAP	Net revenues	$6,238	$5,261	$977	19%	17%
GAAP	Operating margin	18.1%	18.1%	**	(1bp)	N/A
GAAP	Effective tax rate	12.7%	15.0%	**	(2.3pts)	N/A
GAAP	Net income	$1,184	$1,530	($346)	(23%)	N/A
GAAP	Earnings per diluted share	$1.00	$1.29	($0.29)	(23%)	N/A
GAAP	Net cash provided by operating activities	$1,306	$1,772[1]	($466)	(26%)	N/A
Non-GAAP	Net revenues	$6,238	$5,261	$977	19%	17%
Non-GAAP	Operating margin	26.5%	28.2%	**	(171bps)	N/A
Non-GAAP	Effective tax rate	14.9%	12.6%	**	2.3pts	N/A
Non-GAAP	Net income	$1,362	$1,263	$99	8%	N/A
Non-GAAP	Earnings per diluted share	$1.15	$1.07	$0.08	8%	N/A
Non-GAAP	Free cash flow	$1,059	$1,579[1]	($520)	(33%)	N/A

1. Reflects the impact of reclassification as described in our Form 8-K filed with the SEC on February 3, 2021
** Not meaningful

Q 2 20 21 R esults 5 Q3’21 Guidance • PayPal expects net revenue to be in the range of ~$6.15 billion to ~$6.25 billion, representing growth of ~13%-14% at current spot rates • PayPal expects GAAP earnings per diluted share to be ~$0.68, compared to $0.86 in the prior year period, and for non- GAAP earnings per diluted share to be approximately ~$1.07, in-line with the prior year period • GAAP EPS guidance does not include any expectation of net realized and unrealized gains and losses on PayPal’s strategic investment portfolio • In the third quarter of 2020, GAAP EPS included a net gain of $0.13 on PayPal’s strategic investment portfolio • Estimated non-GAAP amounts for the three months ending September 30, 2021 reflect adjustments of approximately $510 million, including estimated stock-based compensation expense and related payroll taxes of approximately $400 million FY’21 Guidance • PayPal expects to add NNAs in the range of 52–55 million • PayPal expects TPV growth to be in the range of ~33%-35% on a spot and FXN basis • PayPal expects net revenue to grow ~20% at current spot rates and ~18.5% on an FXN basis, to ~$25.75 billion • PayPal expects GAAP EPS to be ~$3.49, and non-GAAP EPS to grow ~21% to ~$4.70 • GAAP EPS guidance includes ~$0.11 of net realized and unrealized gains on PayPal’s strategic investment portfolio • In 2020, GAAP EPS included a net gain of ~$1.24 on PayPal’s strategic investment portfolio • Estimated non-GAAP amounts for the twelve months ending December 31, 2021 reflect adjustments of approximately $2.18 billion, including estimated stock-based compensation expense and related payroll taxes of approximately $1.70 billion Please see “Non-GAAP Financial Measures” and “Non-GAAP Measures of Financial Performance” for important additional information. Conference Call and Webcast PayPal Holdings, Inc. will host a conference call to discuss second quarter 2021 results at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, can be accessed through the company’s Investor Relations website at https://investor.pypl.com. In addition, an archive of the webcast will be accessible for 90 days through the same link. Financial Guidance

Q 2 20 21 R esults 6 Presentation All growth rates represent year-over-year comparisons, except as otherwise noted. FXN results are calculated by translating the current period local currency results by the prior period exchange rate. FXN growth rates are calculated by comparing the current period FXN results with the prior period results, excluding the impact from hedging activities. All amounts in tables are presented in U.S. dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided. Non-GAAP Financial Measures This press release includes financial measures defined as “non-GAAP financial measures” by the SEC including: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, non-GAAP effective tax rate and free cash flow. For an explanation of the foregoing non-GAAP measures, please see “Non-GAAP Measures of Financial Performance” included in this press release. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non- GAAP financial measures to the most directly comparable GAAP measures, see “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate,” and “Reconciliation of Operating Cash Flow to Free Cash Flow.” Forward-Looking Statements This press release contains forward-looking statements relating to, among other things, the future results of operations, financial condition, expectations, and plans of PayPal Holdings, Inc. and its consolidated subsidiaries that reflect PayPal’s current projections and forecasts. Forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast,” and other similar expressions. Forward-looking statements may include, but are not limited to, statements regarding guidance and projected financial results for the third quarter and full year 2021, impact and timing of acquisitions, and the projected future growth of PayPal’s businesses. Forward-looking statements are based upon various estimates and assumptions, as well as information known to PayPal as of the date of this press release, and are inherently subject to numerous risks and uncertainties. Our actual results could differ materially from those estimated or implied by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the impact of the COVID-19 pandemic, natural disasters or other business interruptions on our business and financial condition, as well as our customers, suppliers, vendors and other business partners; the effect of global and regional political, economic, market, trade and related conditions that affect payments or commerce growth; our ability to compete in markets that are highly competitive and subject to rapid technological change, and to develop new or enhanced products and services on a timely basis; cyberattacks and security vulnerabilities in our products and services and associated impacts; the stability, security and performance of our Payments Platform and Honey Platform; regulatory, antitrust, payment card association-related and other risks specific to our business, products and services; our ability to detect and prevent fraud; the impact of complex and changing laws and regulations worldwide, which expose us to potential liabilities, increased costs, and other adverse effects on our business; our ability to manage regulatory and litigation risks, and the outcome of legal and regulatory proceedings; fluctuations in foreign currency exchange rates; changes in tax rates and exposure to additional tax liabilities; changes to our capital allocation, management of operating cash or incurrence of indebtedness; our ability to timely upgrade and develop our technology systems, infrastructure and customer service capabilities; our ability to successfully identify, manage, and integrate any existing and potential acquisitions; and our ability to attract, hire, and retain highly qualified personnel. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or contemplated after the date hereof. More information about factors that could adversely affect PayPal’s results of operations, financial condition and prospects, or that could cause actual results to differ from those expressed or implied in forward-looking statements is included under the captions “Risk Factors”, “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of

Q 2 20 21 R esults 7 © 2021 PayPal Holdings, Inc. All rights reserved. Other company and product names may be trademarks of their respective owners. Operations” in PayPal’s most recent annual report on Form 10-K and its subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting PayPal’s Investor Relations website at https://investor.pypl.com or the SEC’s website at www. sec.gov. All information in this release speaks as of July 28, 2021. For the reasons discussed above, you should not place undue reliance on the forward-looking statements in this press release. PayPal assumes no obligation to update such forward-looking statements. Disclosure Channels PayPal Holdings, Inc. uses its Investor Relations website (https://investor.pypl.com), the PayPal Newsroom (https://newsroom. paypal-corp.com/), PayPal Stories Blog (https://www.paypal.com/stories/us), Twitter handles (@PayPal and @PayPalNews), LinkedIn page (https://www.linkedin.com/company/paypal), Facebook page (https://www.facebook.com/PayPalUSA/), YouTube channel (https://www.youtube.com/paypal), Dan Schulman’s LinkedIn profile (https://www.linkedin.com/in/dan-schulman/), John Rainey’s LinkedIn profile (www.linkedin.com/in/john-rainey-pypl), Dan Schulman’s Facebook page (https://www. facebook.com/DanSchulmanPayPal/) and Dan Schulman’s Instagram page (https://www.instagram.com/dan_schulman/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to PayPal’s press releases, filings with the SEC, public conference calls, and webcasts. Investor Relations Contacts Gabrielle Rabinovitch grabinovitch@paypal.com Jesse Kreger jkreger@paypal.com Media Relations Contacts Amanda Miller amandacmiller@paypal.com Josh Criscoe jcriscoe@paypal.com

PayPal Holdings, Inc. Unaudited Condensed Consolidated Balance Sheets June 30, 2021 December 31, 2020 (In millions, except par value) ASSETS Current assets: Cash and cash equivalents $ 5,745 $ 4,794 Short-term investments 6,650 8,289 Accounts receivable, net 693 577 Loans and interest receivable, net 3,283 2,769 Funds receivable and customer accounts 35,670 33,418 Prepaid expenses and other current assets 1,190 1,148 Total current assets 53,231 50,995 Long-term investments 6,968 6,089 Property and equipment, net 1,848 1,807 Goodwill 9,564 9,135 Intangible assets, net 920 1,048 Other assets 1,285 1,305 Total assets $ 73,816 $ 70,379 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 260 $ 252 Funds payable and amounts due to customers 38,370 35,418 Accrued expenses and other current liabilities 2,489 2,648 Income taxes payable 149 129 Total current liabilities 41,268 38,447 Deferred tax liability and other long-term liabilities 2,698 2,930 Long-term debt 8,945 8,939 Total liabilities 52,911 50,316 Equity: Common stock, $0.0001 par value; 4,000 shares authorized; 1,175 and 1,172 shares outstanding as of June 30, 2021 and December 31, 2020, respectively — — Preferred stock, $0.0001 par value; 100 shares authorized, unissued — — Treasury stock at cost, 123 and 117 shares as of June 30, 2021 and December 31, 2020, respectively (10,030) (8,507) Additional paid-in-capital 16,580 16,644 Retained earnings 14,647 12,366 Accumulated other comprehensive income (loss) (292) (484) Total PayPal stockholders’ equity 20,905 20,019 Noncontrolling interest — 44 Total equity 20,905 20,063 Total liabilities and equity $ 73,816 $ 70,379 Q 2 20 21 R esults 8

Q2 2021 Results 9

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,	
	2021	2020	2021	2020
	(In millions, except per share data)			
Net revenues	$ 6,238	$ 5,261	$ 12,271	$ 9,879
Operating expenses:				
Transaction expense	2,524	1,843	4,799	3,582
Transaction and credit losses	169	440	442	1,031
Customer support and operations [(1)]	521	423	1,039	822
Sales and marketing [(1)]	628	414	1,230	785
Technology and development [(1)]	746	631	1,487	1,236
General and administrative [(1)]	522	512	1,046	998
Restructuring and other charges	1	47	59	76
Total operating expenses	5,111	4,310	10,102	8,530
Operating income	1,127	951	2,169	1,349
Other income (expense), net	229	848	59	713
Income before income taxes	1,356	1,799	2,228	2,062
Income tax expense (benefit)	172	269	(53)	448
Net income	$ 1,184	$ 1,530	$ 2,281	$ 1,614
Net income per share:				
Basic	$ 1.01	$ 1.30	$ 1.94	$ 1.38
Diluted	$ 1.00	$ 1.29	$ 1.92	$ 1.36
Weighted average shares:				
Basic	1,174	1,173	1,174	1,173
Diluted	1,186	1,184	1,188	1,185
(1) Includes stock-based compensation as follows:				
Customer support and operations	77	64	149	116
Sales and marketing	48	47	96	86
Technology and development	147	133	286	246
General and administrative	129	116	248	203
	$ 401	$ 360	$ 779	$ 651

Q2 2021 Results 10

PayPal Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended June 30,		Six Months Ended June 30,	
	2021	2020	2021	2020
	(In millions)			
Cash flows from operating activities[1]:				
Net income	$ 1,184	$ 1,530	$ 2,281	$ 1,614
Adjustments to reconcile net income to net cash provided by operating activities:				
Transaction and credit losses	169	440	442	1,031
Depreciation and amortization	316	297	616	590
Stock-based compensation	390	352	758	635
Deferred income taxes	(103)	110	(103)	31
Net gains on strategic investments	(283)	(888)	(163)	(764)
Other	26	3	77	(2)
Changes in assets and liabilities:				
Accounts receivable	(15)	(30)	(112)	47
Accounts payable	75	(27)	41	(48)
Income taxes payable	53	63	20	114
Other assets and liabilities	(506)	(78)	(793)	(55)
Net cash provided by operating activities	1,306	1,772	3,064	3,193
Cash flows from investing activities[1]:				
Purchases of property and equipment	(247)	(193)	(468)	(399)
Proceeds from sales of property and equipment	1	1	1	120
Changes in principal loans receivable, net	(391)	389	(316)	3
Purchases of investments	(9,265)	(11,251)	(20,240)	(14,844)
Maturities and sales of investments	8,965	4,282	18,683	9,793
Acquisitions, net of cash and restricted cash acquired	(469)	—	(469)	(3,612)
Funds receivable	307	(758)	127	(1,145)
Net cash used in investing activities	(1,099)	(7,530)	(2,682)	(10,084)
Cash flows from financing activities[1]:				
Proceeds from issuance of common stock	87	70	89	71
Purchases of treasury stock	(200)	(200)	(1,523)	(1,000)
Tax withholdings related to net share settlements of equity awards	(77)	(19)	(940)	(421)
Borrowings under financing arrangements	—	3,966	—	6,966
Repayments under financing arrangements	—	(3,000)	—	(3,000)
Funds payable and amounts due to customers	(7)	6,097	3,004	6,623
Other financing activities	—	—	—	(15)
Net cash (used in) provided by financing activities	(197)	6,914	630	9,224
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	8	106	(34)	(72)
Net change in cash, cash equivalents, and restricted cash	18	1,262	978	2,261
Cash, cash equivalents, and restricted cash at beginning of period	19,000	16,742	18,040	15,743
Cash, cash equivalents, and restricted cash at end of period	$ 19,018	$ 18,004	$ 19,018	$ 18,004
Supplemental cash flow disclosures:				
Cash paid for interest	$ 97	$ 67	$ 109	$ 78
Cash paid for income taxes, net	$ 293	$ 40	$ 380	$ 70

[1] Reflects the impact of reclassification as described in our Form 8-K filed with the SEC on February 3, 2021.

Q2 2021 Results 11

PayPal Holdings, Inc.
Unaudited Summary of Consolidated Net Revenues

Our revenues are classified into the following two categories:

- *Transaction revenues*: Net transaction fees charged to merchants and consumers on a transaction basis primarily based on the volume of activity, or Total Payment Volume ("TPV"), completed on our Payments Platform, including our core PayPal, PayPal Credit, Braintree, Venmo, Xoom, Zettle, and Hyperwallet products and services. We earn additional fees on transactions where we perform currency conversion, when we enable cross-border transactions (i.e., transactions where the merchant and consumer are in different countries), to facilitate the instant transfer of funds for our customers from their PayPal or Venmo account to their debit card or bank account, to facilitate the purchase and sale of cryptocurrencies, and other miscellaneous fees.

- *Revenues from other value added services*: Net revenues derived primarily from revenue earned through partnerships, referral fees, subscription fees, gateway fees, and other services we provide to our merchants and consumers. We also earn revenues from interest and fees earned primarily on our portfolio of loans receivable, and interest earned on certain assets underlying customer balances.

Net Revenues by Type	Three Months Ended				
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(In millions, except percentages)				
Transaction revenues	$ 5,797	$ 5,621	$ 5,682	$ 5,076	$ 4,945
Current quarter vs prior quarter	*3 %*	*(1)%*	*12 %*	*3 %*	*17 %*
Current quarter vs prior year quarter	*17 %*	*33 %*	*25 %*	*28 %*	*28 %*
Percentage of total	*93 %*	*93 %*	*93 %*	*93 %*	*94 %*
Revenues from other value added services	441	412	434	383	316
Current quarter vs prior quarter	*7 %*	*(5)%*	*13 %*	*21 %*	*(22)%*
Current quarter vs prior year quarter	*40 %*	*2 %*	*2 %*	*(9)%*	*(26)%*
Percentage of total	*7 %*	*7 %*	*7 %*	*7 %*	*6 %*
Total net revenues	$ 6,238	$ 6,033	$ 6,116	$ 5,459	$ 5,261
Current quarter vs prior quarter	*3 %*	*(1)%*	*12 %*	*4 %*	*14 %*
Current quarter vs prior year quarter	*19 %*	*31 %*	*23 %*	*25 %*	*22 %*

Net Revenues by Geography	Three Months Ended				
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(In millions, except percentages)				
U.S. net revenues	$ 3,272	$ 3,063	$ 3,073	$ 2,820	$ 2,651
Current quarter vs prior quarter	*7 %*	*— %*	*9 %*	*6 %*	*7 %*
Current quarter vs prior year quarter	*23 %*	*24 %*	*18 %*	*21 %*	*15 %*
Percentage of total	*52 %*	*51 %*	*50 %*	*52 %*	*50 %*
International net revenues	2,966	2,970	3,043	2,639	2,610
Current quarter vs prior quarter	*— %*	*(2)%*	*15 %*	*1 %*	*21 %*
Current quarter vs prior year quarter	*14 %*	*38 %*	*29 %*	*29 %*	*30 %*
(FXN) Current quarter vs prior year quarter	*10 %*	*35 %*	*29 %*	*30 %*	*36 %*
Percentage of total	*48 %*	*49 %*	*50 %*	*48 %*	*50 %*
Total net revenues	$ 6,238	$ 6,033	$ 6,116	$ 5,459	$ 5,261
Current quarter vs prior quarter	*3 %*	*(1)%*	*12 %*	*4 %*	*14 %*
Current quarter vs prior year quarter	*19 %*	*31 %*	*23 %*	*25 %*	*22 %*
(FXN) Current quarter vs prior year quarter	*17 %*	*29 %*	*23 %*	*25 %*	*25 %*

Q2 2021 Results 12

PayPal Holdings, Inc.
Unaudited Supplemental Operating Data

	Three Months Ended				
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(In millions, except percentages)				
Active accounts[1]	403	392	377	361	346
Current quarter vs prior quarter	*3 %*	*4 %*	*4 %*	*4 %*	*7 %*
Current quarter vs prior year quarter	*16 %*	*21 %*	*24 %*	*22 %*	*21 %*
Number of payment transactions[2]	4,735	4,371	4,408	4,013	3,742
Current quarter vs prior quarter	*8 %*	*(1)%*	*10 %*	*7 %*	*15 %*
Current quarter vs prior year quarter	*27 %*	*34 %*	*27 %*	*30 %*	*26 %*
Payment transactions per active account[3]	43.5	42.2	40.9	40.1	39.2
Current quarter vs prior quarter	*3 %*	*3 %*	*2 %*	*2 %*	*(1)%*
Current quarter vs prior year quarter	*11 %*	*7 %*	*1 %*	*1 %*	*— %*
TPV[4]	$ 310,992	$ 285,447	$ 277,072	$ 246,691	$ 221,731
Current quarter vs prior quarter	*9 %*	*3 %*	*12 %*	*11 %*	*16 %*
Current quarter vs prior year quarter	*40 %*	*50 %*	*39 %*	*38 %*	*29 %*
(FXN) Current quarter vs prior year quarter	*36 %*	*46 %*	*36 %*	*36 %*	*30 %*
Transaction Expense Rate[5]	0.81 %	0.80 %	0.84 %	0.82 %	0.83 %
Transaction and Credit Loss Rate[6]	0.05 %	0.10 %	0.13 %	0.14 %	0.20 %
Transaction Margin[7]	56.8 %	57.8 %	55.9 %	56.7 %	56.6 %

Amounts in the table are rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(1) An active account is an account registered directly with PayPal or a platform access partner that has completed a transaction on our Payments Platform or through our Honey Platform, not including gateway-exclusive transactions, within the past 12 months.

(2) Number of payment transactions are the total number of payments, net of payment reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

(3) Number of payment transactions per active account reflects the total number of payment transactions within the previous 12-month period, divided by active accounts at the end of the period.

(4) TPV is the value of payments, net of payment reversals, successfully completed on our Payments Platform or enabled by PayPal via a partner payment solution, not including gateway-exclusive transactions.

(5) Transaction expense rate is calculated by dividing transaction expense by TPV.

(6) Transaction and credit loss rate is calculated by dividing transaction and credit losses by TPV.

(7) Transaction margin is total revenue less transaction expense and transaction and credit loss, divided by total revenue.

Q 2 20 21 R esults 13 PayPal Holdings, Inc. Non-GAAP Measures of Financial Performance To supplement the company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, non- GAAP effective tax rate, and free cash flow. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures. Reconciliation of all non-GAAP measures to the most directly comparable GAAP measures can be found in the subsequent tables included in this press release. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. For its internal budgeting process, and as discussed further below, the company’s management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, restructuring-related charges, certain other gains, losses, benefits, or charges that are not indicative of the company’s core operating results, and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company’s management also uses the foregoing non-GAAP measures in reviewing the financial results of the company. The company excludes the following items from non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP effective tax rate: Stock-based compensation expense and related employer payroll taxes. This consists of expenses for equity awards under our equity incentive plans. We exclude stock-based compensation expense from our non-GAAP measures primarily because they are non-cash expenses. The related employer payroll taxes are dependent on our stock price and the timing and size of exercises and vesting of equity awards, over which management has limited to no control, and as such management does not believe it correlates to the operation of our business. Amortization or impairment of acquired intangible assets, impairment of goodwill, and transaction expenses from the acquisition or disposal of a business. We incur amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses or transactional expenses from the acquisition or disposal of a business and therefore exclude these amounts from our non-GAAP measures. We exclude these items because management does not believe they are reflective of our ongoing operating results. Restructuring. These consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results. Gains and losses on strategic investments. We record gains and losses on our strategic investments related to our interest in companies over which we have limited control and visibility. We exclude such gains and losses in full because we lack control over the operations of the investee and the related gains and losses are not indicative of our ongoing operating results. Certain other significant gains, losses, benefits, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, benefits, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly in the future. The company excludes these amounts from its non-GAAP results because management does not believe they are indicative of our current or ongoing operating results. Tax effect of non-GAAP adjustments. This adjustment is made to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income. Free cash flow represents operating cash flows less purchases of property and equipment. The company uses free cash flow as a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company’s business, make strategic acquisitions and investments, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period. In addition to the non-GAAP measures discussed above, the company also analyzes certain measures, including net revenues and operating expenses, on an FX-neutral basis to better measure the comparability of operating results between periods. The company believes that changes in foreign currency exchange rates are not indicative of the company’s operations and evaluating growth in net revenues and operating expenses on an FX-neutral basis provides an additional meaningful and comparable assessment of these measures to both management and investors. FX-neutral results are calculated by translating the current period’s local currency results with the prior period’s exchange rate. FX-neutral growth rates are calculated by comparing the current period’s FX-neutral results by the prior period’s results, excluding the impact from hedging activities. Q 2 20 21 R esults 13

Q2 2021 Results 14

PayPal Holdings, Inc.
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
	(In millions, except percentages) (unaudited)	
GAAP net revenues	$ 6,238	$ 5,261
GAAP operating income	1,127	951
Stock-based compensation expense and related employer payroll taxes	417	365
Amortization of acquired intangible assets	109	115
Restructuring	(5)	26
Other[(1)]	6	28
Total non-GAAP operating income adjustments	527	534
Non-GAAP operating income	$ 1,654	$ 1,485
GAAP operating margin	18 %	18 %
Non-GAAP operating margin	27 %	28 %

[(1)] The three months ended June 30, 2021 includes charges associated with early lease termination. The three months ended June 30, 2020 includes $7 million of additional expenses related to pre-acquisition contingencies of an acquired company identified outside of the measurement period and $21 million of asset impairment charges for right-of-use lease asset and related leasehold improvements in conjunction with exiting certain leased properties.

Reconciliation of GAAP Net Income to Non-GAAP Net Income, GAAP Diluted EPS to Non-GAAP Diluted EPS, and GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
	(In millions, except per share data and percentages) (unaudited)	
GAAP income before income taxes	$ 1,356	$ 1,799
GAAP income tax expense	172	269
GAAP net income	1,184	1,530
Non-GAAP adjustments to net income:		
Non-GAAP operating income adjustments (see table above)	527	534
Net gains on strategic investments	(283)	(888)
Other[(1)]	(7)	(17)
Tax effect of non-GAAP adjustments	(59)	104
Non-GAAP net income	$ 1,362	$ 1,263
Diluted net income per share:		
GAAP	$ 1.00	$ 1.29
Non-GAAP	$ 1.15	$ 1.07
Shares used in GAAP diluted share calculation	1,186	1,184
Shares used in non-GAAP diluted share calculation	1,186	1,184
GAAP effective tax rate	13 %	15 %
Tax effect of non-GAAP adjustments to net income	2 %	(2)%
Non-GAAP effective tax rate	15 %	13 %

[(1)] The three months ended June 30, 2021 includes tax benefit related to the write-off of deferred tax liabilities on strategic investments as a result of acquiring the remaining interest in the investments during the period. The three months ended June 30, 2020 includes tax benefit related to intra-group transfer of intellectual property.

Q 2 20 21 R esults 15 PayPal Holdings, Inc. Reconciliation of Operating Cash Flow to Free Cash Flow Three Months Ended June 30, 2021 2020 (In millions/unaudited) Net cash provided by operating activities(1) $ 1,306 1,772 Less: Purchases of property and equipment (247) (193) Free cash flow 1,059 1,579 (1) Reflects the impact of reclassification as described in our Form 8-K filed with the SEC on February 3, 2021. Q 2 20 21 R esults 15